EXHIBIT 99.1

PRELIMINARY NOTE: THE FINANCIAL INFORMATION CONTAINED IN THE FOLLOWING PRESS RELEASE WAS SUBSEQUENTLY CORRECTED BY THE COMPANY IN A PRESS RELEASED DATED MAY 16, 2008. PLEASE REFER TO THE PRESS RELEASED DATED MAY 16, 2008 FOR THE COMPANY’S CORRECTED FIRST QUARTER EARNINGS.

Eaco Corporation Reports First Quarter Results

ANAHEIM, Calif.--(BUSINESS WIRE)--

Eaco Corporation (OTCBB:EACO), today reported revenues and operating results for the three months ended April 2, 2008.

The net loss for the quarter ended April 2, 2008 was $508,300 ($0.13 per common share) compared to the net loss of $626,900 ($0.17 per common share) for the quarter ended March 28, 2007.

EACO CORPORATION
Unaudited Consolidated Statements of Operations

	For the Quarters Ended
	Apr 2,	Mar 28,
	2008	2007
Revenues:
Rental revenue	$299,000	$234,200

Total revenues	299,000	234,200

Costs and expenses:
Depreciation and amortization	203,100	89,300
General and administrative expenses	499,900	344,700
Loss on disposal of assets	--	226,100

Total costs and expenses	703,000	458,600

Loss from operations	(404,000)	(226,700)

Investment gain (loss)	95,700	(104,700)
Interest and other income	62,800	29,500
Interest expense	(216,600)	(125,800)
Loss from before income taxes	(462,100)	(626,900)
Benefit from income taxes	--	--

Loss from continuing operations	(462,100)	(626,900)

Discontinued operations:
Loss from discontinued operations, net
of income tax	(46,200)	--

Net loss	(508,300)	(626,900)

Undeclared cumulative preferred stock
dividend	--	(19,100)

Net loss attributable to common shareholders	$(508,300)	$(646,000)

Basic and diluted loss per share continuing
operations	$(0.12)	$(0.17)
Discontinued operations	(0.01)	(0.00)

Net loss	$(0.13)	$(0.17)

Basic and diluted weighted average common
shares outstanding	3,910,264	3,906,800

EACO CORPORATION
Unaudited Consolidated Balance Sheets
	Apr 2,	Jan 2,
	2008	2008
ASSETS
Current assets:

Cash and cash equivalents	$241,000	$1,030,600
Restricted cash- short-term	--	1,186,500
Receivables	46,400	6,500
Prepaid and other current assets	175,200	145,500

Total current assets	462,600	2,369,100

Investments, trading	--	290,700
Certificate of deposit	1,154,500	1,148,500

Property and equipment:
Land	5,682,800	5,682,800
Building and improvements	7,896,600	7,896,600
Equipment	2,398,900	2,398,900
	15,978,300	15,978,300
Accumulated depreciation	(2,851,400)	(2,672,700)

Net property and equipment	13,126,900	13,305,600

Other assets, principally deferred
charges, net of accumulated
amortization	891,100	884,400
	$15,635,100	$17,998,300

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$287,600	$341,200
Securities sold, not yet purchased	--	786,500
Accrued liabilities	118,700	2,425,600
Due to related parties	1,423,500	--
Current portion of workers
compensation benefit liability	265,600	132,100

Current portion of long-term debt	193,500	173,500
Current portion of obligation under
capital lease	2,400	700

Current portion of accrued loss on
sublease contract	85,700	81,100

Total current liabilities	2,377,000	3,940,700

Deferred rent	96,000	120,000
Deposit liability	165,900	156,900
Workers compensation benefit liability	3,478,700	3,669,900
Long-term debt	6,407,600	6,473,100
Obligations under capital lease	2,876,000	2,877,900
Accrued loss on sublease contract	622,100	639,800
Total liabilities	16,023,300	17,878,300

Stockholders' equity:
Preferred stock of $.01 par;
authorized 10,000,000 shares;
outstanding 36,000 shares at
April 2, 2008 and January 2, 2008
(liquidation value $900,000)	400	400
Common stock of $.01 par; authorized
8,000,000 shares; outstanding 3,910,264
shares at April 2, 2008 and January 2,
2008
	39,000	39,000
Additional paid-in capital	10,932,600	10,932,300
Accumulated deficit	(11,360,200)	(10,851,700)
Total shareholders' equity	(388,200)	120,000
	$15,635,100	$17,998,300

Any statements that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain. We, therefore, caution the reader that there are a variety of factors that could cause business conditions and results to differ materially from what is contained in our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements please refer to our 2007 Form 10-K.